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disk134/deferred
       THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

              DIRECTORS' DEFERRED PAYMENT PLAN

                     Adopted May 1, 1996


      Section 1.  Effective Date.  The effective date of The
Great  Atlantic  &  Pacific  Tea  Company,  Inc.  Directors'
Deferred Payment Plan (the "Plan"), is May 1, 1996.

      Section 2. Eligibility. Any Director of The Great Atlantic & Pacific Tea Company, Inc. (the "Company") elected to the Board of Directors after May 1, 1996 and who is not an employee of the Company is eligible to participate in the Plan. Officers and ex-officers of the Company shall not be eligible to participate in the Plan unless specifically authorized to participate by the Board of Directors. The following transitional provisions shall apply to participation in the Plan by the Company's directors elected prior to May 1, 1996 who are not Company employees.

                   2.1   Directors with fifteen (15) or more
             years of Board service as of the date hereof or within thirty (30) days of the date hereof shall continue to be eligible to receive benefits under the A&P Retirement Plan for Non-Employee Directors (the "Directors' Retirement Plan"). Such Directors shall not participate in the Plan except as to the amount of any credits to the Plan reallocated from the Directors' Retirement Plan pursuant to Section
             2.3 below.

                   2.2   Directors  with at least  five  (5)
             years  but  less  than fifteen  (15)  years  of
             Board service as of May 31, 1996 shall be eligible to accrue benefits under the Plan commencing June 1, 1996 until June 1st of the year in which they attain their fifteenth
             (15th) Board service anniversary date, or such earlier or later date as would cause the sum of such Director's credited years of service under the Directors' Retirement Plan plus months of credited service under the Plan to equal fifteen (15) full years of service. Such Directors shall have their benefits under the Directors' Retirement Plan frozen to the extent such benefits are accrued for benefit computation purposes as of May 1, 1996 or within thirty (30) days thereafter, and may reallocate Directors' Retirement Plan benefits to this Plan pursuant to Section 2.3 below.

                   2.3   All directors who would have vested
             benefits as of May 31, 1996 under the Directors' Retirement Plan (at least five (5) years of Board service) will be entitled to reallocate to their account in the Deferred Payment Plan by an election made on or prior to December 31, 1996, the lump-sum present value of their accrued pension benefit as of December 31, 1996. For purposes of computing the lump sum present value of accrued pension benefits at December 31, 1996, and to discount such amount if it is reallocated to the Deferred Payment Plan prior to December 31,
             1996, a discount rate of 6.67 percent per annum, the ten (10) year Treasury note interest yield rate as in effect on May 1, 1996 will be used.

                        Any  such election, once made, shall
             terminate   an  electing  director's   benefits
             under the Directors' Retirement Plan.

                        The  calculation  of  the  lump  sum
             present value shall reflect the form and conditions under which such transferred account will subsequently be distributed from the Plan, assuming that the transferred account earns 6.67% annual interest (compounded semiannually) until the director reaches age 70.

     Directors who commence Board service after May 1, 1996, shall make their initial elections under Sections 6 and 7 hereof not later than the last day of the month in which elected to the Board. Such Directors shall be eligible to receive benefits under the Plan through their fifteenth
(15th) year of Board service (that is, until their fifteenth
(15th) anniversary date).

      Section 3. Deferred Payment Account. A deferred payment account shall be established for each eligible Director. Each such Director's deferred payment account shall consist of a stock equivalent subaccount and, if the Director elects to participate in the U.S. Treasury bond equivalent described below, a bond equivalent subaccount.

      Section 4. Amount of Deferral. The Company shall credit an amount equal to 75 percent of a Director's annual cash retainer (currently $18,000 which is 75 percent of $24,000) to the participant's deferred payment account. One twelfth of such credits will be made as of the last day of each calendar month beginning June 30, 1996.

       Section 5. Time of Credit. Credits to the participant's deferred payment accounts shall be made by the Company as of each date when the Company pays the Director's monthly cash retainer. Amounts reallocated from the Directors' Retirement Plan to this Plan pursuant to Section
2.3 hereof shall be credited to the Director's account on the date the Director's election is made pursuant to Section 2.3.

      Section 6. Stock Election. At least fifty (50) percent of each Director's deferred payment account shall be credited to the stock equivalent subaccount. A Director may elect in writing that additional amounts, in increments of twenty-five (25) percent, of the deferred payment account shall be credited to this stock equivalent subaccount.

      The initial election under this Section 6 must be received by the Company prior to May 31, 1996 and, for each subsequent calendar year after 1996 must be received by January 1st of the year during which the election is to be effective and shall be irrevocable for the entire year.
Such election shall remain in effect for subsequent years unless changed prior to the January 1 of any such subsequent year. If no such election is made, amounts credited to the deferred payment account shall be allocated 100 percent to the stock equivalent subaccount.

      A  bookkeeping entry shall be made on  the  number  of
whole shares of Company Common Stock which could be purchased at "fair market value" as defined below in this Section with the amount credited to such stock equivalent subaccount on the date as of which such credit is made except that for amounts reallocated to this Plan from the Directors' Retirement Plan, such fair market value shall be determined at the average of the high and low prices on New York Stock Exchange - Composite Transactions on the date of the Director's election pursuant to Section 2.3.

      The stock equivalent subaccount also shall be credited on each dividend payment date with a bookkeeping entry indicating the number of additional whole shares which could be purchased with the dividend on the shares previously credited to the stock equivalent subaccount.

      Any deferred payment amounts which are insufficient to permit the crediting of a whole share of Company Common Stock and any amounts which would represent cash dividends on Company Common Stock credited to a stock equivalent subaccount shall be carried as a cash balance bookkeeping entry in such stock subaccount. At such time as the cash balance equals at least the fair market value of one share of Company Common Stock, the cash balance bookkeeping entry shall be converted to an entry representing the number of additional whole shares of Company Common Stock which could be purchased at fair market value with such balance. No interest shall be credited on any such stock equivalent subaccount cash balance.

      For  purposes  of  the preceding  provisions  of  this
Section 6, "fair market value" of a share of Company Common Stock shall mean the average of the high and low prices of a single share of Company Common Stock as reported by the Wall Street Journal for New York Stock Exchange - Composite Trading on the trading day as of which such value is to be determined.

      No election may be made to have amounts previously credited to a Director's bond equivalent subaccount credited instead to his or her stock equivalent subaccount, and no election may be made to have amounts previously credited to a Director's stock equivalent subaccount credited instead to a bond equivalent subaccount except that upon retirement (i.e., as of the date of termination of service as a Director) each Director's stock equivalent account balance will be transferred in its entirety to the bond equivalent account. At such date of termination of service, the value of each share of stock of such stock equivalent subaccount shall be the average of the high and low prices of a single share of Company Common Stock as reported by the Wall Street Journal for the New York Stock Exchange, Composite Trading for the 180 calendar days next preceding such date of termination of service as a Director.

      The stock equivalent subaccounts shall be adjusted  to
reflect  any  stock split, stock dividend, recapitalization,
merger,   consolidation,  reorganization  or  other  similar
change in the Company's Common Stock.

      Section 7. Bond Equivalent Subaccount. Each initial credit to the bond equivalent subaccount together with interest earned on the bond equivalent subaccount (described below) will be credited with interest from the date of initial credit until termination of service as a Director as follows. The bond equivalent subaccount will be credited at the end of each six month period with interest at 1/2 (one half) of the annual yield rate for U.S. Treasury debt obligations with a ten (10) year maturity effective at the date of each initial credit (with no change in such rate until the date of termination of service as a Director). Amounts so credited will be added to the balance in such subaccount.

      Section 8. Value of Deferred Payment Accounts. The value of each participant's deferred payment account shall include the amount which is credited to a Director's bond equivalent subaccount, the interest credited on such amount pursuant to Section 7, the value of any shares of Company Common Stock credited to the Director's stock equivalent subaccount and the cash balance credited to such stock equivalent subaccount, all with respect to the amount deferred pursuant to Section 4 and the amount, if any, reallocated from the Directors' Retirement Plan pursuant to
Section 2.3, and less any payments made under Section 9.

      Section 9. Payment of Deferred Compensation. The value of a participant's deferred compensation account shall be fixed on the date of termination of service as a Director and shall be payable solely in cash. All payments of a participant's deferred compensation account shall be made in equal monthly installments over a period of 180 months or the Director's term of service, whichever is the shorter period, subject to the provisions of Sections 11 and 12 hereof. In all cases payment shall commence as soon as practicable following the date of termination of service as a Director.

       The amount of each payment from the deferred compensation account shall be a fraction of the value of the participant's account, the numerator of which is one and the denominator of which is the total number of installments, to be paid.

     Section 10. Designation of Beneficiary. A participant may designate a beneficiary by giving written notice to the Company. Attention: Secretary. If no beneficiary is designated, the beneficiary will be the participant's estate. If more than one beneficiary statement has been filed, the beneficiary designated in the statement bearing the most recent date will be deemed the valid beneficiary.

       Section  11.   Death  of  Participant.   Death  of  a
participant shall end the participant's entitlement to receive any further deferred payments except as set forth in
Section 12 hereof.

     Section 12. Ten Year Certain Payment. Provided that a Director has at least ten (10)years of service as of the date of his or her death or termination of service as a Director, such Director or his or her beneficiary or estate shall be entitled to receive monthly installment payments payable over a ten (10) year period inclusive of the period of installment payments prior to the death of the Director. Directors having less than ten (10) years of service shall be entitled to receive payments to themselves and/or their beneficiary or estate over a period equivalent to the full period of such Director's service as a Director.

     Section 13. Participant's Rights Unsecured. The right of any participant to receive payments under the provisions of the Plan shall be contractual in nature only; however, the Company reserves the right to establish a trust to provide an alternative source of benefit payments under the Plan, the assets of which shall be subject to the claims of the Company's general creditors in the event of bankruptcy or insolvency only. Any payments paid from such trust shall reduce the amount of benefits owed by the Company.

      Section 14. Vesting. A Director's right to deferred compensation earned under the terms of the Plan shall be 100% vested at all times.

      Section 15. Statement of Account. Statements will be sent to participants by the end of February of each year as to the value of their deferred payment accounts as of the end of December of the preceding year.

      Section  16.   Assignability.   No  right  to  receive
payments hereunder shall be transferable or assignable by a participant or beneficiary, except by will or by the laws of descent and distribution.

      Section 17. Participation in Other Plans. Nothing in the Plan will affect any right which a participant may otherwise have to participate in any other retirement plan or agreement which the Company may have now or hereafter.

      Section 18. Amendment. This Plan may at any time or from time to time be amended, modified or terminated by the Board of Directors of the Company. No amendment, modification or termination shall, without the consent of a participant, adversely affect such participant's balances in his or her deferred payment account.

      Section  19.   Governing  Law.   This  Plan  shall  be
governed by and construed in accordance with the laws of the State of New Jersey.


       THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

              DIRECTORS' DEFERRED PAYMENT PLAN

               ELECTION APPLICABLE TO PAYMENTS


      A. In accordance with the provisions of The Great Atlantic & Pacific Tea Company, Inc. Directors' Deferred Payment Plan (the "Plan"), I hereby elect that the following percentage of initial credits by the Company to my account under the Plan shall be credited to The Great Atlantic & Pacific Tea Company, Inc. common stock equivalent subaccount under Section 6 of the Plan:

        Percentage Treated as Invested in Stock (check one)

        50% __________  75% __________  100% ____________

             I hereby elect that the percentage, which reflects the balance not credited to the stock equivalent subaccount, shall be credited to the bond equivalent subaccount (10-year U.S. Treasury bond equivalent) under Section 7 of the Plan:

        B. I hereby designate the person(s) named below as my beneficiary(ies) to receive my interest in my deferred payment account in the event of my death, and I hereby revoke all prior designation(s) of beneficiary(ies).

        Name                  Address

                                 ___________________________
________________________________________

                                 ___________________________
________________________________________

                                 ___________________________
________________________________________

                                 ___________________________
________________________________________


                  I hereby agree that in the event of my death
        payment   will  be  continued  of  any   outstanding
        monthly  installments of payments to be made  of  my
        account(s)   under   the  Plan  to   my   designated
        beneficiary(ies).

        C.   (Please fill this in only if you will have five
        (5) years or more of Board service at May 31, 1996.)

                        I  hereby elect to have the  present
             value of my vested benefits in the Directors Retirement Plan reallocated to my account in the Deferred Payment Plan effective on the date hereof, and to terminate my coverage in the Directors Retirement Plan.



                        I  hereby  elect that the  following
             percentage of my account in the Deferred Payment Plan (as reallocated from the Directors Retirement Plan) shall be credited to The Great Atlantic & Pacific Tea Company, Inc. common stock equivalent subaccount in accordance with Sections 2.3 and 6 of the Deferred Payment Plan

        Percentage Treated as Invested in Stock (check one)

        50% ____________  75% __________  100% ____________

             I hereby elect that the percentage, which reflects the balance not credited to the stock equivalent subaccount, shall be credited to the bond equivalent subaccount (10-year U.S. Treasury bond equivalent) under Section 7 of the Plan.


          Note: If any of the elections in Part A, B or C are not completed, the elections contained in the most recent Election form under the Plan will remain in effect. This election is subject to all the terms of the Plan.




                                Signature



Dated:____________________, 19___
                                Print Name